UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                  FORM 8-K/A

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): February 3, 1999

                        Commission File Number: 0-13628
                       _________________________________

                        TRIDON ENTERPRISES INCORPORATED
            (Exact name of registrant as specified in its charter)

Colorado                                                             13-3183646
(State or other jurisdiction of                                (I.R.S. employer
 incorporation or organization)                          identification number)

136 South Palm Drive #105, Beverly Hills  CA.                             90212
(Address of principal executive offices)                             (Zip code)

              Registrant's telephone number, including area code:
                                (310) 858-7123

Item 5.  Other Events.

The Company has entered into a Letter of Intent with Satellite Link Communications, Inc. ("SLC") whereby the Company would acquire a 100% interst in all of SLC's tele-communications related Termination Agreements, Private Line Agreements, Minute Purchase Agreements, Time Marketing Agreements, and Sales Agreements with all customers, including the Peoples Republic of China, Taiwan, the Republic of the Philippines, Clarion Global Communications, others and other assets of SLC. It is the intent of the parties that the proposed amended reorganization of the Company be effected as a tax-free exchange pursuant to Section 368(a) (1) (a) of the Internal Revenue Code of 1986, as amended.

The attached is an expression in general terms of the Amended Plan of Reorganization to be formalized between the Company and SLC. The letter agreement envisions the execution and consummation of applicable, formal definitive agreement(s) between the Company and SLC (the "Exchange Agreements") which, among other things, would provide for the various matters set forth herein as well as additional matters that have been agreed upon by the parties.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

The following exhibit is filed with this report:

     Amended Plan of Reorganization between the Company and Satellite Link Communications, Inc., dated February 3, 1999.



                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   TRIDON ENTERPRISES INCORPORATED
                                   Registrant


Date: February 4, 1999             /s/Paul Ebeling
                                   Paul Ebeling
                                   CEO and Director

                EXHIBIT TO 8-K:  AMENDED PLAN OF REORGANIZATION



    Amended Plan of Reorganization Between Tridon Enterprises Incorporated
                    and Satellite Link Communications, Inc.


On January 13, 1999 Tridon Enterprises Incorporated, a Colorado corporation, ("the Company") entered into a binding letter agreement with Satellite Link Communications, a Nevada corporation, ("SLC") pursuant to which SLC will be merged into the Company in accordance with the laws of the State of Incorporation of the Company.

The following is an expression in general terms of the Amended Plan of Reorganization to be formalized between the Company and SLC. The letter agreement envisions the execution and consummation of applicable, formal definitive agreement(s) between the Company and SLC (the "Exchange Agreements") which, among other things, would provide for the various matters set forth below as well as additional matters that have been agreed upon by the parties.


1. Amended Plan of Reorganization and Reorganization of the Companies. The board of directors of the Company and SLC completed an initial evaluation of the business plan, financial statements and other relevant corporate documents of the other and have concluded that a reorganization of the Company and SLC, whereby the Company would issue shares of its Common Stock equal to ownership of approximately 85% (eighty-five) of its outstanding shares in exchange for 100% interest in all of the telecommunications related Termination Agreements, Private Line Agreements, Minute Purchase Agreements, Time Marketing Agreements, and Sales Agreements with all customers (the Contracts and Agreements) with the Peoples Republic of China, Taiwan, the Republic of the Philippines, Clarion Global Communications, others and other assets of SLC, would be in the best interest of both companies. It is the intent of the parties hereto that the proposed reorganization of TEI and SLC be effected as a tax-free exchange and in full compliance with the requirements Section 368(a)(1)(a) of the Internal Revenue Code of 1986, as amended.


2.  Amended Terms of Reorganization.

     (A) The Company Capitalization. The Company's total authorized capital stock consists of 100,000,000 shares of Common Stock, $0.001 par value per share and 20,000,000 shares of 7% Cumulative Convertible Preferred Stock, $0.01 par value per share. As of October 31, 1998, there are 47,285,734 common shares of the Company issued and outstanding. There are 83,300 Preferred Shares issued or outstanding. Prior to the closing of the transaction the Company intends to exchange all of its issued and outstanding preferred stock for voting common stock so that there will be no issued or outstanding preferred stock at the date set for the closing of the transaction. The existing shareholders of the Company shall receive that number of shares of common stock following the merger that will result in the ownership of 15% (fifteen) of the issued and outstanding shares of common stock of the Company following the merger.

     (B) Special Board and Shareholder Meetings. The Company, in cooperation with SLC, shall take such steps as may be reasonably required to effectuate the merger including the following: (i) Prior to closing, the Board of Directors of SLC will, if required, or deemed advisable by SLC, call a special meeting of the Board of Directors for the purpose of ratifying the transaction proposed herein and shall take all additional action necessary to cause the transaction contemplated by the agreement to be ratified; (ii) Prior to closing, the Board of Directors of the Company shall approve and ratify the terms of the transaction proposed herein and shall take all action necessary to effectuate the proposed transaction; (iii) SLC will file, if any, the required corporate merger documents with the Secretary of State of Nevada; (iv) SLC will furnish a statement from the Secretary of State of Nevada that the Nevada corporation has been dissolved; and (v) SLC's Corporate Secretary will provide a letter to the Company's directors stating that the Company is authorized to use the name SLC Corporation (SLCC). The Company shall be the surviving entity following the merger.

     (C) Contract Assignments. Subject to the approval of the terms and conditions contained herein, as well as any additional terms as may be agreed upon by the Company's Board of Directors and SLC Board of Directors, SLC shall consummate the transaction with TEI by assigning all material contracts and agreements of SLC together with the written approvals to assign said contracts and assignments by the contracting parties and all other assets as agreed.

     (D) Officers and Directors. At the closing, the present officers and directors of the Company shall deliver to SLC their respective letters of resignation, along with certified minutes of the Company's Board of Directors accepting such resignation and appointing to the Company Board of Directors those persons designated by SLC to be officers and directors of the surviving entity.


3. Financial Condition of TEI. As of the Closing Date, the Company's financial statements shall be consistent with the contents of its financial statements as included in the Form 10K for the fiscal year ended April 30, 1998, and Form 10Q for the period ending October 31, 1998 as filed by TEI with the Securities and Exchange Commission.


4. Contracts of SLC. SLC represents and warrants the contracts presented are all of the obligations, there are no material changes as of the date of the binding agreement, that they are assignable to the surviving entity and will be approved for assignment by all relevant parties and entities no less than twenty days prior to closing for review by TEI and that they will be assigned to TEI on closing.


5.  Conditions to Closing.

     (A) Closing. The Closing of the transaction herein shall take place on or before March 1, 1999, or such other date as the parties hereto may so agree in the future, but as soon as practical after the following conditions, in addition to other customary conditions, have been satisfied: (i) The Company's Board of Directors has approved the transaction; (ii) the transfer of the relevant contracts has been approved by SLC's Board of Directors in accordance with the laws of the State of Nevada, if the same is so required by operation of law in the sole opinion of legal counsel to SLC. The closing shall take place in Los Angeles, California at the Company offices or such other location as the parties may so agree. At the discretion of the parties hereto, Closing may also occur via telephonic means.

     (B) To be Provided by SLC. As soon as possible, but in no event later than five days prior to the Closing Date, in addition to those items which may be required to be delivered pursuant to the terms of the applicable Agreements, SLC shall provide to the present Board of Directors of Company the following:
(i) an investment letter in a form acceptable to Company's counsel, duly executed by each SLC principal, acknowledging that each such party is exchanging their respective interest in the contracts, agreements and/or assets of SLC for their applicable number of the Company's common shares, that such shares to be acquired by each SLC shareholder are solely for their account and for investment and they have no plan, intention, contract, understanding, agreement or arrangement with an person to sell assign, pledge, hypothecate or otherwise transfer to any person such shares, or any portion thereof.

     (C) Non-Delivery. Failure by SLC to provide those items described herein above shall render this proposed transaction voidable at the discretion of the present Board of Directors of the Company.

     (D) Representations of the Company. The Company hereby represents that, as of the Closing Date, it shall be current in all filings required to be tendered to the Securities and Exchange Commission ("SEC") pursuant to the Securities Exchange Act of 1934, as amended, including but not limited to, filings on Forms 8-K, 10-K, and/or 10-Q.


6. Contingencies. The consummation of the amended reorganization is contingent upon (i) the completion, to the Company's satisfaction, of a full due diligence investigation, (ii) substantiation of the number of customers, site locations, and sworn statements representing the true picture of the status of all of the contracts and agreements and that further that the officers, directors and agents of SLC have not made any material misrepresentations regarding said contracts and agreements, (iii) the review and approval of respective counsel, (iv) execution of a formal agreement, (v) approval of the board of directors of both corporations, (vi) and the obtaining of the required financing to complete the transaction, and (vii) the Merger and Exchange Agreement will contain the usual representations and warranties relative to financial statements, tax status, corporate status, and litigation both pending and threatened as is customary and acceptable in transactions of this kind.


7. Default. Assuming the execution of a definitive Merger and Exchange Agreement by the Company and SLC, in the event SLC fails to perform pursuant to Paragraph 5(B), above, or Paragraph 8, below, or otherwise close the transaction without the fault of the Company, SLC shall be responsible for payment of all reasonable costs incurred by TEI, including but not limited to attorneys fees, due diligence costs, costs related to proxy solicitation and such other costs as may be incurred directly or indirectly relating to this proposed transaction.


8. Due Diligence and Confidentiality. Upon the signing of the Binding Letter of Intent, the Company and SLC will provide to each other full access to their books and records and will furnish financial an operating data and such other information with respect to their business and assets as may reasonably be requested from time to time. Further, SLC shall make available to the Company's Chief Financial Officer, Counsel, CPA or any other business expert that we choose said data and information timely. All parties shall keep confidential any information (unless ascertainable from public filings or published information), obtained concerning the other's operation, assets and business.


9. Jurisdiction. It is the intention of the parties that the law of the State of Colorado govern the determination of the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.


10. Amendments. This Agreement may only be amended by the mutual consent of all the parties hereto which Amendment shall be in writing, duly executed by the parties.

This amended agreement is intended as a contract to create enforceable rights and obligations on the part of the parties. The obligations of the parties with respect to the matters covered hereby shall exist and be reduced to a definitive written Merger and Exchange Agreement, satisfactory in form and substance to both parties, and approved by their respective boards of directors and shareholders, if necessary and executed by officers specifically authorized to do so.

The foregoing constitutes a binding agreement and the terms hereof shall be incorporated into a definitive written Merger and Exchange Agreement to be prepared. The Company anticipates the completion of the merger with SLC to be completed on or before March 1, 1999. However, both the Company and SLC have agreed that said date may be extended by mutual consent of the parties.



Tridon Enterprises Incorporated

     By:  /s/   Kevin Welch
          Kevin Welch, Secretary

Approved, Accepted and Agreed as of February 3, 1999

     By:  /s/ Emilio Francisco
          Emilio Francisco, CEO
          Satellite Link Communications, Inc.